                                                                    EXHIBIT 10.5

                                   SUBLEASE


     This Sublease, dated January 1, 1999 for reference purposes only, is made by and between Apple Computer, Inc., a California corporation ("Sublessor"), whose address is 1 Infinite Loop, Cupertino, California 95014 and Extreme Networks, Inc. a California corporation ("Sublessee"), whose address is 10460 Bandley Drive, Cupertino, California, with respect to the following facts:

                                   Recitals
                                   --------

     A. Sublessor is the tenant under that certain Lease Agreement (the "Master Lease") dated June 1, 1988, amended by that certain Memorandum of Lease dated June 1, 1988, First Amendment to Lease dated May 31, 1989, that certain Second Amendment to Lease dated November 9, 1989, that certain Third Amendment to Lease dated February 8, 1995, that certain Fourth Amendment to Lease dated March 29, 1995, that certain Fifth Amendment to Lease dated June 20, 1995, and that certain Sixth Amendment to Lease dated December 22, 1995, of approximately 218,816 square feet of space located at 3515, 3535 and 3585 Monroe Street, Santa Clara, Santa Clara County, State of California (the "Premises"), which Master Lease was executed by MPJ, a California general partnership, as Landlord (the "Master Lessor"), and Sublessor as Tenant. A copy of the Master Lease is attached hereto as Exhibit A and, subject to the terms hereof, is incorporated herein.

     B. Sublessor desires to sublease to Sublessee, and Sublessee desires to sublease from Sublessor, a portion of the Premises, consisting of approximately Seventy-Seven Thousand Four Hundred Sixteen (77,416) square feet, commonly known as 3585 Monroe Drive, Santa Clara, California, as shown on the floor plan attached hereto as Exhibit B (the "Sublease Premises"), on the terms and conditions set forth below.


     NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:

1.   Premises. Sublessor hereby subleases the Sublease Premises to Sublessee,
     --------
     and Sublessee hereby subleases the Sublease Premises from Sublessor, for the term, at the rental and upon all the conditions set forth herein.

2.   Term.
     ----

2.1  Term.  The term of this Sublease shall be for a period commencing on the
     ----
     later of (a) February 9, 1999 or (b) the date the written consent of Master Lessor to this executed Sublease has been obtained (the "Commencement Date"). Subject to the terms hereof, this Sublease shall expire on December 31, 2002 (the "Expiration Date"), unless the Master Lease is sooner terminated, which termination shall occur without liability on the part of Sublessor unless such termination resulted solely from a default of Sublessor thereunder.

2.2  Delay in Commencement.
     ---------------------

A. Notwithstanding the provisions of Paragraph 2.1, above, if for any reason Sublessor cannot deliver possession of the Sublease Premises to Sublessee on the Commencement Date, Sublessor shall not be subject to any liability on account of said failure to deliver, nor shall such failure affect the validity of this Sublease or the obligations of Sublessee hereunder or extend the term hereof. In such event, Sublessee shall not be obligated to pay rent for the Sublease Premises until possession of the Sublease Premises is tendered to Sublessee, provided the delay is not attributable to Sublessee. If the Commencement Date is delayed as a result of any act or omission of Sublessee, its agents, employees or contractors, the Commencement Date shall be deemed to be the date the Commencement Date would have occurred if no Sublessee delay or delays had occurred.

B. Notwithstanding the provisions of Subparagraph 2.2.A, above, if Sublessor has not delivered the Sublease Premises to Sublessee in the condition required hereunder, free of occupants and tenants, on or before March 1, 1999, Sublessee shall have the right thereafter, until such possession is delivered to Sublessee to cancel this Sublease on not less than ten (10) days prior written notice to Sublessor; if Sublessor delivers the Premises to Sublessee within such period, Sublessee shall accept possession of the Premises. Upon any such cancellation, Sublessor shall return to Sublessee all sums theretofore deposited by Sublessee with Sublessor and neither party shall have any further liability or obligation to the other under this Sublease.

C. Sublessor and Sublessee agree to execute a Confirmation of Commencement Date Agreement in the form attached to this Sublease as Exhibit C, confirming the date this Sublease commenced.

3.   Rent.
     ----

3.1  Base Monthly Rent.
     -----------------

A. No Base Monthly Rent and Additional Rent shall be due for the months of February, March and April 1999. Beginning on May 1, 1999, Sublessee shall pay to Sublessor during the entire remaining term of this Sublease the following amounts as "Base Monthly Rent":

               Months                 Rent/ SF / Mo        Rent / Mo
               ------                 -------------        ---------
May 1, 1999 - April 30, 2000          $ 1.25 NNN           $ 96,770.00
May 1, 2000 - April 30, 2001          $ 1.50 NNN           $116,124.00
May 1, 2001 - April 30, 2002          $ 1.75 NNN           $135,478.00
May 1, 2002 - December 31, 2002       $ 1.85 NNN           $143,219.60

B. Full Base Monthly Rent and Additional Rent are due and shall be paid in advance in equal installments on or before the first day of each calendar month in lawful money of the United States without notice or demand and without any set off, deduction, abatement or offset whatsoever except as otherwise provided herein. Base Monthly Rent and Additional Rent for any partial month during the Sublease term shall be prorated based on the actual number of days in the partial month. If the Base Monthly Rent and Additional Rent are not received by Sublessor by the fifth (5th) day of each calendar month a late charge of six percent (6%) of the overdue amount shall automatically be due and payable, without any prior written notice. The parties agree this late charge represents a fair and reasonable estimate of the costs Sublessor will incur by reason of late payment by Sublessee. Acceptance of such late charge by Sublessor shall in no event constitute a waiver of Sublessee's default with respect to such overdue amount, not prevent Sublessor from exercising any of its other rights and remedies granted under this Sublease.

C. All payments of Rent shall be made payable to Apple Computer, Inc. and mailed to Sublessor at the following address: Apple Computer, Inc., File #72435, Post Office Box 60000, San Francisco, California 94160, or to such other address as may be designated in writing by Sublessor. Notwithstanding the foregoing, Sublessor shall have the right to direct Sublessee to pay Rent directly to Master Lessor, and Master Lessor shall credit such amounts to the Rent due for the Sublease Premises pursuant to the Master Lease.

3.2  Payment of First Month's Base Monthly Rent.  Concurrently with Sublessee's
     ------------------------------------------
     execution of this Sublease, Sublessee shall deposit with Sublessor the sum of Ninety-Six Thousand Seven Hundred Seventy and 00/100 Dollars ($96,770.00) as payment of the Base Monthly Rent due for the month of May 1999.

3.3  Additional Rent.  All moneys other than Base Monthly Rent required to be
     ---------------
     paid by Sublessee under this Sublease, including, without limitation, all operating expenses, taxes, insurance, maintenance and other expenses and charges of every kind and nature arising in connection with the Sublease Premises, this Sublease or the Master Lease (including, without limitation, all amounts payable under the Master Lease as described in Sections 3.4, 4, 6, 7, and 11 hereof) shall be deemed "Additional Rent". Base Monthly Rent and Additional Rent shall be referred to collectively herein as "Rent".
     For purposes of this Sublease, Sublessee's Pro Rata Share, as defined in
     Section 3.4 of the Master Lease, shall be Twenty-Eight and Twelve Hundredths Percent (28.12%). Sublessee shall not be required to reimburse Sublessor for Additional Rent items which are passed through from the Master Landlord until May 1, 1999.

3.4  No Rental Adjustment.  The parties agree that any statement of square
     --------------------
     footage set forth in the Sublease is an approximation which Sublessor and Sublessee agree is reasonable and the rental based thereon and Tenant's Pro Rata Share as set forth in paragraph 3.3 is not subject to revisions if the actual square footage is more or less.

4.   Security Deposit.  Concurrently with Sublessee's execution of this
     ----------------
     Sublease, Sublessee shall deposit with Sublessor the sum of One Hundred Fifty Thousand Dollars ($150,000.00). Such deposit which shall be held by Sublessor as security for Sublessee's faithful performance of all of the terms of this Sublease. If Sublessee fails to pay Rent or otherwise defaults with respect to any provision of this Sublease, then Sublessor may draw upon, use, apply or retain all or any portion of the security deposit after applicable notice and cure periods for the payment of any Rent or other charge in default, for the payment of any other sum which Sublessor has become obligated to pay by reason of Sublessee's default, or to compensate Sublessor for any loss or damage which Sublessor has suffered thereby. If Sublessor so uses or applies all or any portion of the security deposit then Sublessee, within fifteen (15) days after written demand therefor, shall deposit cash with Sublessor in the amount required to restore the security deposit to the full amount stated above. Within twenty-one (21) days following the expiration of this Sublease, if Sublessee is not then in default, Sublessor shall return to Sublessee so much of the security deposit as has not been applied by Sublessor pursuant to this Section 4, or which is not otherwise required to cure Sublessee's defaults with any deductions itemized in writing.

5.   Letter of Credit.
     ----------------

5.1  Irrevocable Standby Letter of Credit.
     ------------------------------------

A. Concurrently with Sublessee's execution of this Sublease, Sublessee shall deliver to Sublessor an irrevocable and unconditional standby letter of credit (the "Letter of Credit") issued by Silicon Valley Bank or a financial institution satisfactory to Sublessor in its reasonable discretion, in the amount of One Hundred Fifty Thousand Dollars ($150,000), renewable on an annual basis for the full term of the Sublease plus ninety
     (90) days in the form attached hereto as Exhibit "F". Such Letter of Credit shall serve as additional security for the obligations of Sublessee hereunder.

B. The Letter of Credit may be drawn upon by Sublessor under any of the following circumstances: (i) after written notice to Sublessee that an Event of Default has occurred and Sublessee's failure to cure such default within the applicable grace period, upon presentation to the issuer of the Letter of Credit written notice certified under penalty of perjury by an officer of Sublessor stating that an uncured event of default has occurred and any applicable cure period has expired; and/or (ii) if for any reason whatsoever the Letter of Credit is not renewed by Sublessee for an additional year or a substitute Letter of Credit meeting the requirements set forth herein is not delivered to Sublessor at least thirty (30) days prior to expiration of the then expiring original, renewed or substitute Letter of Credit, as applicable. Sublessor shall accept a substitute letter of credit so long as it meets the criteria set forth in Subparagraph 5.A, above; provided, however, that the issuer of any substitute letter of credit shall be subject to Sublessor's approval, in Sublessor's reasonable discretion. Pursuant to this paragraph 5.1.B, Sublessor shall be entitled to partial draws under the Letter of Credit only in such amount as may be necessary to cure any such default by Sublessee, provided the Security Deposit is first exhausted.

C.   If Sublessee fails to obtain a replacement Letter of Credit prior to thirty
     (30) days before the expiration date of the then-effective Letter of Credit, Sublessor may draw upon the

     Letter of Credit for which replacement has been requested without further notice to Sublessee or any other party. If Sublessee subsequently presents a Letter of Credit meeting the requirements hereof, then Sublessor shall accept such Letter of Credit and shall return any funds Sublessor obtained by drawing down on the prior Letter of Credit.

5.2  Reduction of Letter of Credit.  If Sublessee is required to make
     -----------------------------
     improvements to the Sublease Premises to comply with ADA, then Sublessee, upon prior written notice to Sublessor, shall have the right to reduce the Letter of Credit by the amount needed to complete such work; provided, however, that in no event shall the Letter of Credit be reduced by more than Fifty Thousand Dollars ($50,000). Sublessee shall provide Sublessor with a complete description of costs for completing the ADA work. This provision is only applicable to the extent ADA compliance is triggered by Sublessee's Improvements; otherwise, Sublessor and Sublessee shall each bear one-half (1/2) of the costs for such compliance.

6.   Use of Premises.  The Sublease Premises shall be used and occupied solely
     ---------------
     for the purposes set forth in Section 5.1 of the Master Lease.

6.1. Condition of Demised Premises; Repairs.  Subject to the provisions of
     --------------------------------------
     Paragraph 6.2 below, Sublessor has not agreed to make, and shall not be required to make, any alterations, repairs or improvements to the Sublease Premises. By taking possession of the Sublease Premises, Sublessee shall be conclusively deemed to have accepted the Sublease Premises in their "as-is" condition existing on the Commencement Date, excluding latent defects, and subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing or regulating the use or occupancy of the Sublease Premises. Sublessee acknowledges that neither Sublessor nor its agents has made any representations or warranties with respect to the condition of the Sublease Premises or as to the suitability of the Sublease Premises for the conduct of Sublessee's business. In particular, Sublessor makes no representation with respect to compliance of the Sublease Premises or the Complex with the Americans With Disabilities Act of 1990 (the "ADA"), compliance with which shall be the sole responsibility of Sublessee as to the Sublease Premises, to the extent such compliance is triggered by Sublessee's Improvements, and subject to the provisions of Section 5.2 (which provides, inter alia, that Sublessor shall pay fifty percent (50%) of such costs), except to the extent such compliance is Master Lessor's obligation under the Master Lease. Sublessor represents and warrants that
     (i) the Sublease Premises are in good working condition; (ii) the mechanical, electrical and plumbing systems and all roll-up doors are in good working and operating condition; (iii) it has delivered to Sublessee all reports, if any, with respect to the HVAC and electrical systems, (iv) the HVAC systems are in good condition and repair; (v) the roof was installed by Master Landlord in approximately February-March 1985; and (vi) the parking lot was resealed and restriped on September 25-28, 1998.

6.2  Repairs.  Sublessor shall have no obligation whatsoever to make or to pay
     -------
     the cost of any alterations, improvements or repairs to the Sublease Premises including without limitation any improvement or repair required to comply with any law, regulation, building code or ordinance (including the ADA), to the extent such compliance is triggered by Sublessee's Improvements, and subject to the provisions of Section 5.2 (which provides, inter alia, that Sublessor shall pay fifty percent (50%) of such costs), except to the extent such compliance is Master Lessor's obligation under the Master Lease. Notwithstanding the foregoing, if Master Lessor fails to perform its obligations in accordance with the terms of the Master Lease with regard to repairs to or maintenance of the Sublease Premises, then Sublessor, upon receipt of written notice from Sublessee of any such failure, shall make commercially reasonable efforts to have Master Lessor perform its obligations of under the Master Lease with respect to repairs and maintenance of the Sublease Premises; provided, however, that Sublessor shall not be required to spend more than a nominal sum in connection with any such efforts. Such nominal sum shall be limited to all costs associated with the preparation of and transmittal to Master Lessor of documentation from Sublessor or Sublessor's attorneys detailing the obligations to be performed by Master Lessor under the Master Lease). If, after receipt of written request from Sublessee, Sublessor fails or refuses to take such action ("Action"), and provided that the rights of Sublessor as tenant under the Master Lease are conferred upon and assigned to Sublessee, then Sublessee shall be subrogated to such rights to the extent that the same shall apply to the Sublease Premises. If any such Action against Master Lessor by Sublessee in its own name is barred by reason of lack of privity, nonassignability or otherwise, then Sublessee may take such Action in Sublessor's name, provided that Sublessee has obtained Sublessor's prior written consent (which consent shall not be unreasonably withheld) and provided further that Sublessee shall indemnify, protect, defend (by counsel reasonably satisfactory to Sublessor) and hold Sublessor harmless from and against any and all liability, loss, claims, demands, suits, penalties or damages (including without limitation reasonable attorneys' fees and expenses).which Sublessor may incur or suffer by reason of such Action, except to the extent due to Sublessor's negligent acts or omissions.

6.3  Alterations.  Sublessee's right to make alterations to the Sublease
     -----------
     Premises is subject to the provisions of Section 7.3 of the Master Lease. Unless otherwise agreed to in writing by Master Lessor at the time Sublessee first requests consent to any alterations, at the expiration or, earlier termination of this Sublease, Sublessee shall: (i) remove all alterations, additions and improvements to the Sublease Premises made by Sublessee, (ii) restore the Sublease Premises to their condition prior to making such alterations, additions and improvements; and (iii) repair all damage caused in removing such alterations, additions and improvements. Sublessee agrees that the indemnification provisions of Section 10 of the Master Lease shall be deemed to include all claims, damages, costs and expenses arising out of any alterations, additions or other improvements to the Sublease Premises made by Sublessee. In no event shall Sublessee commence construction of any improvements in the Subleased Premises prior to Master Lessor's consent to this Sublease, and the approval of Sublessor and Master Lessor to any such proposed alterations or improvements. Provided, however, Sublessee shall have the right to make interior nonstructural alterations to the Sublease Premises which do not exceed Twenty-Five Thousand Dollars ($25,000) in cost annually, without obtaining

     Sublessor's prior consent; and, provided further, if Master Lessor requires removal of any such alterations at the end of the term of the Sublease and/or the Master Lease pursuant to the terms of the Master Lease, Sublessee shall perform or shall bear the cost of performing any such removal and associated restoration, and shall indemnify and hold Sublessor harmless of all costs, expenses, claims and liabilities arising out of or in connection with any such removal and/or restoration.

7.   Maintenance.
     -----------

A. Sublessee shall maintain the Subleased Premises in good order, condition and repair, at its sole cost and expense. Sublessee shall have the right to use contractors of its choice, provided that all such contractors shall be subject to Sublessor's reasonable approval. If such maintenance is not performed to the reasonable satisfaction of Sublessor, then Sublessor shall notify Sublessee of such failure, setting forth, in reasonable detail, the nature of such failure. Sublessee shall have a reasonable period (such period to be determined with reference to the impact of such nonperformance on the equipment, or life and safety of any person, but in no event in excess of thirty (30) days) within which to remedy such failure. If such maintenance is not thereafter performed to the reasonable satisfaction of Sublessor, then Sublessee, at the direction of Sublessor, shall terminate any contractor not performing to Sublessor's satisfaction as required by this Section 7. If Sublessee fails to terminate such contract as directed by Sublessor, then Sublessor shall have the right to terminate such contract as Sublessee's attorney-in-fact. Sublessee hereby appoints Sublessor its attorney-in-fact for the sole purpose of terminating any such contract, subject to the conditions herein above set forth, provided however that any such termination must be done in accordance in with the terms of the agreement between Subtenant and such contractor, including mitigation or payment of any costs associated with any such termination.

B. Sublessee's right to maintain the Sublease Premises may be terminated by Sublessor upon the occurrence of a default by Sublessee under Paragraph 7 of this Sublease and such default is not cured within any applicable cure period.

C. Sublessor shall have the right at all times during the term of this Sublease to monitor Sublessee's performance of any maintenance obligations. For such purpose, (i) Sublessor and its agents, employees and contractors shall have the right to inspect such maintenance work during normal business hours and upon at least one (1) business day's prior notice to Sublessee, and (ii) Sublessee shall provide Sublessor with monthly reports (until such time, if any, as Sublessor may deem it appropriate to change said monthly reporting to quarterly reporting) describing all such maintenance work, such reports to include (without limitation), a reasonably complete description of the nature of any maintenance work performed by or on behalf of Sublessee during such calendar month, copies of any reasonable invoices for payment, and evidence of payment (if paid). If Sublessee is in default under any terms or conditions of this Sublease beyond any applicable cure period, then any direct costs actually and reasonably incurred by Sublessor to monitor

     Sublessee's maintenance work shall be reimbursed to Sublessor by Sublessee as Additional Rent.

D. Sublessee agrees to perform minimum inspection on all of the HVAC mechanical equipment every sixty (60) days with the exception of the chiller (model number CVHE020FAE and serial number L84H21840) (hereinafter referred to as the "Chiller"). Sublessor shall at Sublessor's sole cost and expense, shall maintain such Chiller for a one (1) year period effective as of the Commencement Date or until such later time as Sublessor deems appropriate. Thereafter, Sublessor shall bill Sublessee for all reasonable costs necessary to maintain and repair said Chiller. Sublessee shall provide reasonable access for inspections and repairs as needed with at least one business day's prior notice.

8.   Master Lease Provisions.
     -----------------------

8.1  Performance of Master Lease Provisions.  Sublessee acknowledges and agrees
     --------------------------------------
     that this Sublease shall be subject and subordinate to the Master Lease, and neither Sublessee nor Sublessor shall cause or permit any violation of any term thereof. Sublessee hereby expressly assumes and agrees to perform and comply with, for the benefit of Sublessor and Master Lessor, each and every obligation of Sublessor as Tenant under the Master Lease which relates to the Sublease Premises to the extent incorporated herein. Sublessor agrees that it shall perform all of its obligations under the Master Lease which have not been assumed by Sublessee, such that the Master Lease shall not be terminated due to default by Sublessor during the term of this Sublease. Sublessor shall indemnify, defend and hold Sublessee harmless from and against any liability, less, damages, actions, proceedings or expenses (including but not limited to reasonable attorneys' fees and costs) arising or resulting from or in connection with a breach of this obligation or any default by Sublessor under this Sublease.

8.2  Incorporation By Reference.  The terms and conditions of this Sublease
     --------------------------
     shall include all of the provisions of the Master Lease, which are incorporated into this Sublease as if fully set forth, except that:

     (i) Each reference in such incorporated Sections to "Lease" shall be deemed a reference to this "Sublease".

     (ii) Each reference to "Landlord" and "Tenant" shall be deemed a reference to "Sublessor" and "Sublessee", respectively, except as otherwise provided herein.

     (iii) With respect to work, services, repairs, provision of insurance, restoration, or the performance of any other obligation of Master Lessor under the Master Lease including, without limitation, Section
           7.1 (Maintenance and Repairs); Section 7.2G and Section 7.3D (Capital Improvements); Section 10.1 (Landlord's Indemnification); Section
           11.2 (Landlord's Insurance); Section 12 (Damage or Destruction);
           Section 13 (Condemnation); Section 18.1 (Outside Area); and Section
           18.2 (Outside Area Expenses), the sole obligation of Sublessor shall be as set forth in Paragraph 5.2 of this Sublease above. Sublessor shall provide Sublessee with copies of all notices given to Sublessor by Master Lessor which are relevant to this Sublease within three (3) business days following receipt thereof, including but not limited to any notice of Sublessor's default or breach of its obligations under the Master Lease.

     (iv) Except as expressly provided herein, with respect to any obligation of Sublessee to be performed under this Sublease, wherever the Master Lease grants to Sublessee a specified number of days to perform its obligations under the Master Lease, Sublessee shall have one-half of the number of days granted in the Master Lease (rounded up) to perform the obligation, including, without limitation, curing any defaults. In addition, the reference in Section 4.1(b) to ten days shall be twenty (20) days; the reference in Section 4.2(b) to ten
           (10) days shall be twenty (20) days; the reference in Section 4.4 to ten (10) days shall be twenty (20) days; the reference in Section 7.3A to five (5) days shall be ten (10) days, the reference to thirty
           (30) days shall be forty (40) days, the reference to one hundred twenty (120) days shall be one hundred thirty (130) days, and the reference to ten (10 business days shall be twenty (20) business days; the reference in Section 9 to ten (10) business days shall be twenty (20) business days; the references in Sections 14.1B and 14.1C to fifteen (15) days shall be twenty-five (25) days; and the references in Section 16.3 to thirty (30) days shall be forty (40) days.

     (v) With respect to any approval or consent required to be obtained from the "Landlord" under the Master Lease, such approval or consent must be obtained from both Master Lessor and Sublessor, and the approval or consent of Sublessor may be withheld if Master Lessor's approval or consent is not obtained.

     (vi) The following provisions of the Master Lease are not incorporated into this Sublease, or are incorporated as modified herein: Sections 1, 2, 3.1, 3.2, 3.3; the last full paragraph of Section 3.4; the second paragraph of Section 5.1; the second sentence of Section 7.2.F; the proviso in the first sentence of Section 7.3.A; the reference to "Landlord" in the first sentence of Section 6.3 shall apply only to the Master Lessor; the word "negligence" in the last sentence of Section 10.2 is replaced with the phrase "gross negligence"; the termination rights of Tenant set forth in Section 12 shall apply only with respect to the Sublease Premises; the proviso in the first sentence of Section 15.1; Section 17; the first sentence of the second paragraph of Section 18.1; the reference to "Landlord" in the third sentence of Section 18.2 shall apply only to the Master Lessor; Section 19; the fourth sentence in Section 20.3C; the proviso in the second sentence of Section 20.11; the addresses set forth in
           Section 20.16 are replaced with the addresses set forth below in Paragraph 13.4 of this Sublease; Section 20.18; Section 21; Sections 22B through 22F; Exhibits A and B; and all amendments to the Master Lease described in Recital A above.

9.   Right to Cure.  If Sublessee fails to pay any sum of money to Sublessor or
     -------------
     to Master Lessor or fails within any applicable grace periods to perform any other act on its part to be performed hereunder, then Sublessor may but shall not be obligated to make such payment or perform such act. All such sums paid and all costs and expenses of performing any such act shall be deemed Additional Rent payable by Sublessee to Sublessor upon demand, together with interest thereon at the interest rate provided in Section
     20.14 of the Master Lease.

10.  Insurance.  Sublessee shall obtain and maintain in full force and effect
     ---------
     during the entire term of this Sublease the insurance coverage described in
     Section 11.1 of the Master Lease. Sublessee shall name Sublessor as an additional insured under the required insurance policies. Prior to occupancy of the Sublease Premises, Sublessee shall deliver to Sublessor and to Master Lessor certificate of insurance evidencing the required coverage. The waivers of rights of recovery and subordination set forth in Paragraph 11.3 of the Master Lease shall be deemed a three party agreement binding among and inuring to the benefit of Sublessor, Sublessee and Master Lessor.

11.  Assignment and Subletting.
     -------------------------

11.1 Restriction on Assignment and Subletting.  Sublessee shall not assign,
     ----------------------------------------
     sublease, transfer or encumber this Sublease or any interest therein or grant any license, concession or other right of occupancy of the Sublease Premises or any portion thereof or otherwise permit the use of the Sublease Premises or any portion thereof by any party other than Sublessee (any of which events is hereinafter called a "Transfer") without the prior written consent of the Master Lessor pursuant to Section 14 of the Master Lease and the Sublessor, which consent of Sublessor shall not be unreasonably withheld or delayed. Sublessor's consent shall be considered reasonably withheld if (i) the proposed transferee is determined by Sublessor to not be financially sound applying generally accepted accounting principles in making such determination; (ii) Sublessee is, either at the time of the request or as of the effective date of the proposed Transfer, in default hereunder; or (iii) any portion of the Sublease Premises would become subject to additional or different governmental laws or regulations as a consequence of the proposed Transfer and/or the proposed transferee's use and occupancy of the Sublease Premises and/or which impose significant financial burden on Sublessor as a result thereof. Sublessee acknowledges that the foregoing is not intended to be an exclusive list of the reasons for which Sublessor may reasonably withhold its consent to a proposed Transfer.

11.2 Permitted Transfers.  Notwithstanding the provisions of Subparagraph 11.1,
     -------------------
     above, Sublessee shall be permitted the rights of assignment or subletting described in Section 14.1E of the Master Lease (the "Permitted Transfers") provided that (i) Sublessee gives written notice to Sublessor at least ten
     (10) business days prior to such proposed Transfer, together with substantiation that the proposed Transfer qualifies for the exemption set forth in Section 14.1E of the Master Lease; (ii) the proposed transferee delivers to Sublessor concurrent with any such assignment or subletting an assumption agreement whereby the proposed transferee assumes and agrees to perform, observe and abide by the terms, conditions, obligations and provisions of the Sublease; and (iii) in the case of a proposed Transfer to an affiliate, the entity status is not established as a subterfuge in an attempt to avoid the provisions of this Sublease respecting assignment and subletting.

11.3 Required Notice.  If Sublessee requests Sublessor's consent to a Transfer,
     ---------------
     Sublease shall, together with such request, provide Sublessor with the name of the proposed transferee and the nature of the business of the proposed transferee, the term, use, rental rate and all other material terms and conditions of the proposed Transfer, including, without limitation, a copy of the proposed assignment, sublease or other contractual documents, and evidence satisfactory to Sublessor that the proposed transferee is financially sound. Sublessor shall, within ten (10) business days after its receipt of all information and documentation required herein, by written notice to Sublessee, consent to or refuse to consent to such Transfer. If Sublessor consents to any such Transfer, the Transfer and consent thereto shall be in a form reasonably approved by Sublessor, and Sublessee shall reimburse Sublessor for all actual costs and expenses incurred by Sublessor in connection with the review and approval of such assignment or sublease documentation, including reasonable legal fees for review of Sublessee's proposed Transfer documents not to exceed One Thousand Dollars ($1,000).

11.4 Bonus Rent.  If Sublessor consents to any Transfer pursuant to this
     ----------
     Section 11, then Sublessee may, within one hundred twenty (120) days thereafter, enter into such Transfer, upon the terms and conditions set forth in the notice furnished to Sublessee pursuant to Subparagraph 11.3 above. Fifty percent (50%) of any rent or other consideration realized by Sublessee under any such Transfer (the "Transfer Consideration") in excess of the Rent payable hereunder (or the amount thereof proportionate to the portion of the Sublease Premises subject to such sublease or assignment) shall be paid to Sublessor, after deducting therefrom all actual costs and reasonable expenses incurred by Sublessee to effect the Transfer including but not limited to rent concessions, tenant improvements (amortized over the sub-sublease term) advertising costs, any customary broker's commissions and reasonable attorneys' fees, amortized on a straight line basis (without interest) over the term of the Transfer. Sublessee hereby covenants and agrees to pay the Transfer Consideration to Sublessor promptly upon receipt thereof by Sublessee, but in no event more than ten
     (10) days after receipt thereof.

11.5 Effect of Transfer.  Any Transfer consented to by Sublessor in accordance
     ------------------
     with this Section 11 shall be only for the use permitted by Section 5.1 of the Master Lease and for no other purpose. In no event shall any Transfer release or relieve Sublessee or any Guarantor from any obligations under this Sublease. Any attempted Transfer in violation of the terms of this Paragraph 9 shall, at Sublessor's option, be void. Consent by Sublessor to one or more Transfers shall not operate as a waiver of Sublessor's rights as to any subsequent Transfers.

12.  Sublessor's Representations, Warranties and Covenants.  Sublessor hereby
     -----------------------------------------------------
     represents and warrants to Sublessee that, as of the Commencement Date, (i) the document attached as

     Exhibit "A," hereto is a true, correct and complete copy of the Master Lease, and that the Master Lease represents the entire agreement between Sublessor and Master Lessor with respect to the Sublease Premises, (ii) to the best knowledge of Sublessor, there is no default or any condition which with the passage of time or the giving of notice or both would constitute a default on the part of either party to the Master Lease, (iii) Sublessor has not assigned, encumbered or otherwise transferred any of its interest under the Master Lease with respect to the Sublease Premises, (iv) the Expiration Date of the Master Lease is December 31, 2002, (v) there are no third party consents required with respect to this Sublease other than the consent of Master Lessor, and (vi) Sublessor has duly authorized this Sublease.

13.  Amendments to Master Lease.  Sublessor agrees that it shall not, without
     --------------------------
     the prior written consent of Sublessee, which consent shall not be unreasonably withheld or delayed, enter into any amendment to the Master Lease which prevents or materially adversely affects the use by Sublessee of the Sublease Premises in accordance with the terms of this Sublease, materially increases the obligations of Sublessee under this Sublease, or materially decreases Sublessee's rights under this Sublease.

14.  Miscellaneous.
     -------------

14.1 Attorneys' Fees.  If either Sublessor or Sublessee brings any action or
     ---------------
     proceeding, whether legal, equitable or administrative, to enforce rights and obligations under this Sublease, or to declare rights hereunder, the prevailing party in any such action or proceeding shall be entitled to recover from the other party reasonable attorneys' fees and costs of suit, in addition to any other relief allowed by the court.

14.2 Brokers.  The parties agree that they have dealt with no real estate
     -------
     broker in connection with this Sublease other than Cornish and Carey, and they agree to indemnify and hold each other harmless from and against any damage or expense incurred by reason of any other broker claiming a right to any commission or compensation as a result of its dealings with the indemnifying party. Sublessor shall pay all brokerage commissions in connection with this Sublease.

14.3 Authority to Execute.  Sublessee and Sublessor each represent and warrant
     --------------------
     to the other that the person(s) executing this Sublease on behalf of each party is (are) duly authorized to execute and deliver this Sublease on that party's behalf.

14.4 Notices.  Any notice required or permitted to be given under this
     -------
     Sublease, including any change of address for purpose of giving notice, shall be in writing, and shall be given as provided in Section 20.16 of the Master Lease.

     For purposes of this Sublease, the addresses of the parties are set forth below:

               If to Sublessor:
               ---------------

               Apple Computer, Inc.
               1 Infinite Loop
               Mail Stop 35-AOK
               Cupertino, CA 95014
               Attention: Real Estate Department

               With copies of default notices only to:
               --------------------------------------

               Apple Computer, Inc.
               1 Infinite Loop
               Cupertino, CA 95014
               Attention: General Counsel/esm

               If to Sublessee:
               ---------------

               Extreme Networks, Inc.
               3585 Monroe Street
               Santa Clara, CA 95051
               Attention: Chief Financial Officer

14.5 Incorporation of Prior Agreements.  This Sublease incorporates all
     ---------------------------------
     agreements of the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, whether oral or written.

14.6 Modifications, This Sublease may be modified or amended only by an
     -------------
     instrument in writing, executed by both parties in interest hereunder.

14.7 Governing Law; Severability.  This Sublease shall be governed by and
     ---------------------------
     construed in accordance with the laws of the State of California. If any term or provision of this Sublease is found by a court of competent jurisdiction to be void or unenforceable, such term or provision shall be deemed severed from the remainder of the terms and provisions of this Sublease, and said remainder shall remain in full force and effect, according to its terms, to the extent permitted by law.

14.8 Parking.  Subject to the provisions of Section 18.1 of the Master Lease,
     -------
     Sublessee shall have the non-exclusive right, at no additional cost, to use all parking spaces located in the Outside Area as shown on Exhibit "D" attached hereto. Sublessor has counted Two Hundred and Fifty (250) actual existing parking spaces in the Outside Area for the Sublease Premises. In order to provided Sublessee with an additional thirteen (13) parking spaces, as requested by Sublessee, Sublessor shall, at no cost to Sublessee, remove the basketball area, the raised concrete slab and the bike lockers, and shall restripe the motorcycle parking area for compact parking. In addition the parking spaces in front of the Building shall marked as designated for use by Sublessee's visitors.

14.9  Hazardous Materials.  Attached hereto as Exhibit "E" is an environmental
      -------------------
      report prepared by Kennedy/Jenks Consultants with respect to the Sublease Premises. Other than the information contained in such report, Sublessor represents and warrants that it has not received any written notice of the release or disposal of any Hazardous Materials on or about the Sublease Premises in violation of any Hazardous Materials Laws. Sublessor represents and warrants that it has not released or disposed of any Hazardous Materials on or about the Sublease Premises in violation of Hazardous Materials Laws. Except as otherwise provided herein and except for the foregoing representation, Sublessor makes no representation or warranty of any kind whatsoever with respect to any Hazardous Materials on or about the Premises. Sublessor hereby agrees to indemnify and hold harmless Sublessee from and against any and all claims, liabilities, losses, damages, penalties and expenses (including reasonable attorneys' fees) incurred by Sublessee arising out of, from or in connection with Sublessor's breach of this provision and any release of hazardous materials or toxic substances and wastes in the Sublease Premises (including the land thereunder) attributable to the acts or omissions of Sublessor.

14.10 Signage.  Sublessee's signage rights shall be subject to the provisions
      -------
      of Section 20.12 of the Master Lease, as amended hereby. If requested by Sublessee, Sublessor shall work with Sublessee to prepare a signage program for submittal to Master Landlord, provided however that (i) Sublessor shall have no responsibility or obligation whatsoever if Master Landlord rejects all or any portion of any such signage program or requires changes to any such program, and (ii) Sublessor shall bear no expense or cost whatsoever with respect to any signage installed by Sublessee in on or about the Premises and/or the Sublease Premises.

14.11 Subordination; Nondisturbance Agreement.  Prior to the Commencement Date,
      ---------------------------------------
      Sublessor shall request from Master Lessor a nondisturbance agreement from Master Lessor's lender which is reasonably acceptable to Sublessee, and Sublessor shall use reasonable efforts to obtain the same from Master Lessor; provided, however, that Sublessee's receipt of a non-disturbance agreement from Master Lessor's lender shall not be a condition to the effectiveness of this Sublease.

14.12 Exhibits.  Subject to the terms hereof, all exhibits attached hereto are
      --------
      incorporated herein and are as follows: Exhibit "A" (Master Lease); Exhibit "B" (plat of Sublease Premises), Exhibit "C" (form of Confirmation of Commencement Date Agreement), Exhibit "D" (plat of the Parking Area), and Exhibit "E" (environmental report), Exhibit "F" (form of Letter of Credit), and Exhibit "G" ( Sublessee's Improvements).

15.   Effectiveness; Consent of Master Landlord.  This Sublease shall be of no
      -----------------------------------------
      force or effect unless and until the Master Lessor has executed and delivered to Sublessee and Sublessor a fully executed consent to this Sublease, which the parties will pursue promptly and in good faith, provided such consent shall be obtained no later than twenty-one (21) days following execution of this Sublease or this Sublease shall be void and have no further force or effect.

16.  Counterparts.  This Sublease may be executed in any number of counterparts,
     ------------
     each of which shall be deemed an original, and when taken together they shall constitute one and the same sublease.


     IN WITNESS WHEREOF, Sublessor and Sublessee have executed this Sublease on the dates set forth below, to be effective as of the date first set forth above.

SUBLESSOR                                       SUBLESSEE
---------                                       ---------

APPLE COMPUTER, INC.                            EXTREME NETWORKS, INC.

By:  /s/  Fred D. Anderson                      By: /s/  William Kelly
     -----------------------------------            --------------------------
Its: Executive Vice President and Chief        Its: Vice President of
     -----------------------------------            --------------------------
     Financial Officer                              Corporate Development
     -----------------------------------            --------------------------

Date: 2/4/99                                   Date: 2/2/99
      ---------------------------------              -------------------------